SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: March 23, 2001



                         Complete Wellness Centers, Inc.
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             (Exact Name of Registrant as specified in its Charter)

         Delaware                   0-22115                   52-1910135
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(State or other jurisdiction  (Commission File No.)         (IRS Employer
       or corporation)                                    Identification No.)

                       1964 Howell Branch Road, Suite 201
            Winter Park, FL                                  32792
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (407) 263-4399
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          (Former name or former address, if changed since last report)

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                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On March 19, 2001 the company filed a voluntary petition for Chapter 7 bankruptcy in the District of New Jersey. Case number 01-52982 has been assigned to the petition. No trustee has as yet been assigned in any proceeding under the Bankruptcy Act. During the past year, the company has unsuccessfully attempted to restructure its debt and enter into merger agreements with companies with similar operations. Sufficient numbers of the company's creditors did not agree to restructure their debt to allow a refinancing in either the public or private capital markets. The petition showed assets of $307,889.37 and liabilities of $4,379,094.13.


              ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 13, 2001, the firm of Amper, Politziner & Mattia P.A. ("AP&M") notified the Registrant of their resignation as auditors of the Registrant, effective as of that date. During the Registrant's two most recent fiscal years for the period ended December 31, 1999 and the subsequent interim periods preceding the resignation of AP&M, there were no disagreements with AP&M on any matter or auditing scope or procedures, which, if not resolved to the satisfaction of AP&M, would have caused AP&M to make a reference to the matter in connection with their reports.

Exhibit I.  Press Release dated March 20, 2001

Exhibit II. Independent Auditor Letter dated March 22, 2001




                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Date: March 23, 2001

                                    Complete Wellness Centers, Inc.


                                    By:  /s/ E. Eugene Sharer
                                       ----------------------
                                         E. Eugene Sharer, Secretary